UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2015, Cerus Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”).

Proposal 1

The Company’s stockholders elected each of the two nominees for director to the Board of Directors to hold office until the 2018 Annual Meeting of Stockholders or until his respective successor has been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Daniel N. Swisher, Jr.	34,548,272	826,003	39,820,980
Frank Witney, Ph.D.	34,823,716	550,559	39,820,980

Proposal 2

The Company’s stockholders approved an amendment and restatement of the Company’s 2008 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 5,000,000 shares and to make certain other changes thereto as described in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
26,210,564	8,991,216	172,495	39,820,980

Proposal 3

The Company’s stockholders approved an amendment and restatement of the Company’s 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,500,000 shares.

For	Against	Abstain	Broker Non-Votes
34,221,084	1,006,554	146,637	39,820,980

Proposal 4

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
33,334,937	1,858,590	180,748	39,820,980

Proposal 5

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
73,559,988	1,155,703	479,564	0

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Date: June 15, 2015	By:	/s/ CHRYSTAL MENARD
Chrystal Menard Chief Legal Officer and General Counsel

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